Ex. 5
                               Frederick C. Veit
                                ATTORNEY AT LAW
                                21 GORDON AVENUE
                        BRIARCLIFF MANOR, NEW YORK 10510

ADMITTED TO NY, NJ, CT & DC BARS                        TELEPHONE (914) 762-8824
                                                              FAX (914) 923-1744

                                                            As of March 29, 2002

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street. N. W.
Washington. D.C. 20549

                Re: Registration Statement on Form S-8

Ladies and Gentlemen:

     I have acted as counsel to New World Brands, Inc., a Florida corporation
(the "Registrant") in connection with the preparation and filing of a
Registration Statement on Form S-8 (the Registration Statement"), with respect to the registration under the Securities Act of 1933, as amended (the "Act"), of an aggregate of 15,000 shares (the "Shares") of common stock, par value $.01 per share, issuable pursuant to the Registrant's Compensation Agreement (the
"Plan") with me. Under the Plan, the Registrant will issue the Shares to me without payment, as compensation for legal services rendered.

     In connection with the registration of the Shares, I have reviewed copies of the Registration Statement, the Plan, the Certificate of Incorporation and
the By-laws of the Registrant, and such documents and records as I have deemed necessary to enable me to express an opinion on the matters covered hereby.

     I have also examined and relied upon representations, statements, or certificates of public officials and officers and representatives of the
Registrant.

     Based upon the foregoing, I am of the opinion that the Shares covered by the Registration Statement, upon delivery of such Shares for services rendered in accordance with the terms stated in the Plan, will be validly issued, fully paid for and non-assessable.

     I hereby consent to the use of this opinion as an exhibit to the
Registration Statement. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or rules and regulations of the Commission thereunder.

Very truly yours,

/s/F. C. Veit

Frederick C. Veit